Exhibit 1.2

CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES®
WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
SELLING AGENT AGREEMENT

March 29, 2023

InspereX LLC 200 South Wacker Drive, Suite 3400 Chicago, IL 60606	Fidelity Capital Markets a division of National Financial Services LLC 200 Seaport Boulevard Boston, MA 02210

BofA Securities, Inc. One Bryant Park New York, NY 10036	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, NY 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013	Wells Fargo Clearing Services, LLC One North Jefferson H0004-072 St. Louis, MO 63103

® Registered Trademark of Caterpillar Inc.

Dear Sirs/Madams:

Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), proposes to issue and sell its PowerNotes® With Maturities of 9 Months or More from Date of Issue (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of March 29, 2023, between the Company and U.S. Bank Trust National Association, which acts as Trustee (the “Indenture”). The terms of the Notes are described in the Prospectus referred to below. As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $1,000,000,000 aggregate initial offering price of the Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Company shall designate at the time of issuance) to or through the Agents (as defined below) pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby (1) appoints you as agent of the Company (“Agent”) for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with InspereX LLC (the “Purchasing Agent”), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section IV(b) hereof) relating to such sale in accordance with the provisions of Section IV(b) hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement No. 333-[•] relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, including all documents incorporated therein by reference, as from time to time amended or supplemented, is referred to herein as the “Registration Statement.” The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement (the “Prospectus Supplement”) and a prospectus (the “Base Prospectus”) for the purpose of supplying information in respect of the public offering of the Notes. The Prospectus Supplement, together with the Base Prospectus, including all documents incorporated therein by reference, as from time to time amended or supplemented, and including any supplement to the Prospectus that sets forth the terms of a particular issue of Notes, substantially in the form of Exhibit A attached hereto (a “Pricing Supplement”), are referred to herein as the “Prospectus.”

II.

Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the “Commencement Date”):

(a)            (i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Commencement Date a certificate dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(b)            Prior to the applicable Settlement Date (as defined below), (i) the Company shall have filed the applicable Pricing Supplement with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act and (ii) a final term sheet describing the terms of the issue of Notes or their offering (if required by Section III(d) below) and any other Company Free Writing Prospectus (as defined below) required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b).

(c)            You shall have received a favorable opinion of Sidley Austin LLP (“Sidley Austin”), counsel for the Company, dated the Commencement Date, to the effect set forth in Annex A hereto.

(d)            You shall have received on the Commencement Date a letter dated the Commencement Date from PricewaterhouseCoopers LLP, independent auditors, containing statements and information of the type ordinarily included in auditors’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

(e)            You shall have received a favorable opinion and negative assurance letter of Mayer Brown LLP, counsel for the Agents, dated such Commencement Date, to the effect set forth in Annexes B-1 and B-2 hereto.

(f)            You shall have received a certificate of the secretary or assistant secretary of Caterpillar Inc., a Delaware corporation (“Caterpillar”), as to (i) the Restated Certificate of Incorporation of Caterpillar, (ii) the Bylaws of Caterpillar and (iii) no amendments to or action taken by Caterpillar or its directors or officers in contemplation of making any amendment to the following agreements between Caterpillar and the Company since the respective dates thereof: (A) the Support Agreement, dated as of December 21, 1984, as amended by First Amendment to the Support Agreement, dated June 14, 1995 (as so amended, the “Support Agreement”); and (B) the Tax Sharing Agreement, effective May 31, 2018.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b) hereof), and (iv) there shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal, any facts that would cause such Agent to believe that the Disclosure Package (as defined below), including any Agent Limited-Use Free Writing Prospectus (as defined below), at the Time of Acceptance (as defined below) with respect to the Notes to be issued, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. Further, if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clause (a), as it relates to the executive officer’s certificate, and clauses (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

III.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a)            To furnish to you, without charge, a copy of (i) the Indenture, (ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted, (iii) the Registration Statement including exhibits and materials incorporated by reference therein and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or any Company Free Writing Prospectus as you may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Prospectus or the Disclosure Package (as defined below) (other than amendments or supplements to change interest rates), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.

(c)            To furnish you copies of each amendment to the Registration Statement, of each amendment and supplement to the Prospectus and of each amendment and supplement to the Disclosure Package in such quantities as you may from time to time reasonably request; and if at any time when a Prospectus relating to the Notes is required to be delivered by law in connection with sales of any of the Notes, either (i) any event shall have occurred or condition exists as a result of which the Prospectus or the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (iii) for any other reason it shall be necessary to amend or supplement the Prospectus, Registration Statement or the Disclosure Package, as then amended or supplemented, or to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any document incorporated by reference in the Prospectus, Registration Statement or the Disclosure Package in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus and the Disclosure Package as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or the Disclosure Package or an amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

(d)            The Company represents and agrees that, unless it obtains the prior written consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior written consent of the Company and the Purchasing Agent, it will not make, any offer relating to the Notes that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to in writing by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the applicable Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Agent of a free writing prospectus that contains only information describing the preliminary terms of the Notes or their offering.

(e)            To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate; provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

(f)            The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(g)            (i)            To use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a “Stock Exchange”), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

 (ii)            So long as any Note remains outstanding and listed on a Stock Exchange, if either (A) there is a significant change affecting any matter described in the Prospectus the inclusion of which was required by applicable law, the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”), or by such Stock Exchange or (B) a significant new matter arises the inclusion of information with respect to which would have been so required if it had arisen when the Prospectus was prepared, to provide to the Purchasing Agent information about the change or matter, publish such supplementary Prospectus as may be required by such Stock Exchange and otherwise comply with applicable law and the Listing Rules in that regard.

 (iii)            To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

(h)            To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.

(i)             The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the Company’s PowerNotes® Program under which the Notes are issued (the “Program”) or any debt securities (including the Notes and the Medium-Term Notes, Series J) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Purchasing Agent will, in turn, notify promptly the other Agents of any such change.

IV.

(a)            Acting as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented (together with any preliminary Pricing Supplement for an issue of Notes, if applicable) which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, offers to purchase Notes on an aggregate basis by CUSIP numbers of the Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.

The Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold not in excess of the concession set forth in Exhibit B hereto (the “Concession”). The Purchasing Agent and the other Agents will share the above mentioned Concession in such proportions as they may agree.

(b)            Acting as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement.” A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

In connection with the resale of the Notes purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received.

Each purchase of Notes by the Purchasing Agent from the Company shall be at a discount to the percentages of the initial offering price of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit B hereto.

(c)            Public Offering Price. Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero Coupon Note”). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus and the Disclosure Package (if both not previously delivered) and the Pricing Supplement.

(d)            Procedures. Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes, whether under Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit D (the “Procedures”), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

(e)            Prospectus Delivery; Marketing Materials. You shall, as required by applicable law, furnish to each person to whom you sell or deliver Notes a copy of the Prospectus and the Disclosure Package (as then amended or supplemented) or, if delivery of the Prospectus and the Disclosure Package is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus and the Disclosure Package or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes. The Company agrees that the Purchasing Agent may utilize the Company’s name, logo and trademark to identify the Company as a member of the Direct Access Notes Program in the Purchasing Agent’s general materials and marketing objectives relating to the Direct Access Notes Program (the “Marketing Materials”) that are provided to and approved by the Company. The Company hereby grants the Purchasing Agent a non-exclusive, nonsublicenseable, revocable, royalty-free license to use the Company’s name, logo and trademarks solely in connection with their use in Marketing Materials that are provided to and approved by the Company. Any approvals from or authorizations by the Company under this Section IV(e) may be transmitted electronically by the Company to the Purchasing Agent.

V.

The Company represents and warrants to the Agents that as of the date hereof, as of the time of each acceptance (the “Time of Acceptance”) by the Company of an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes, and as of each date the Registration Statement or the Prospectus is amended or supplemented (each of the times referenced above being referred to herein as a “Representation Date”):

(a)            (i)            (A)(1) At the time of the filing of the Registration Statement, (2) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption under Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold, the Company will, at its option prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(ii)            The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Notes remain unsold, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) at its option promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Agents, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b)            (i) Each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Notes, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)            As of the Time of Acceptance with respect to any offering of Notes, the Company Free Writing Prospectus(es) (as defined below) in connection therewith issued at or prior to the Time of Acceptance and the Prospectus (and if applicable, any preliminary Pricing Supplement relating to such Notes), all considered together (collectively, the “Disclosure Package”), will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, the Company makes no representations or warranties as to the information in the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein. As used in this Agreement, “Company Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Notes, including but not limited to the issuer free writing prospectus in the form of Exhibit E attached hereto, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the applicable Notes or of the applicable offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(d)            Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Notes to which it relates or until any earlier date that the Company notifies the Agents as described in the next sentence, will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Prospectus and any prospectus supplement deemed to be a part thereof. If at any time following issuance of a Company Free Writing Prospectus there occurs an event or development as a result of which the Disclosure Package includes or could include an untrue statement of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agents so that any use of such Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Company Free Writing Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein.

(e)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(f)             The Company has an authorized capitalization as set forth, or incorporated by reference, in the Prospectus and the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and all of such shares are owned directly or indirectly by Caterpillar, free and clear of all liens, encumbrances, security interests or claims;

(g)            This Agreement has been, and if applicable, the Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

(h)            The Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and any Terms Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms and the Notes of any particular issuance of Notes will conform to the descriptions thereof contained in the Prospectus and the Disclosure Package as amended or supplemented to relate to such issuance of Notes;

(i)             Other than as set forth in the Prospectus and the Disclosure Package, the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, except for any noncompliance which would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

(j)             The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including the Support Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by you of offers to purchase Notes from the Company and with purchases of Notes by you as principal, as the case may be, in each case in the manner contemplated hereby;

(k)            Other than as set forth in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character which are required to be disclosed in the Prospectus and the Disclosure Package which have not been properly disclosed therein;

(l)             Immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

(m)            The Program and the Notes are rated A2 by Moody’s Investors Service, Inc. and A by Standard & Poor’s, a division of S&P Global, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(i) hereof;

(n)            Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material increase in the consolidated long-term debt of the Company or any of its subsidiaries (other than debt incurred in the ordinary course pursuant to the Company’s medium-term note programs) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package;

(o)            The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(p)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries has:

(i)            violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or

(ii)            made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(q)            The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to comply with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(r)            Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or other sanctions authority having jurisdiction over the Company or its subsidiaries;

(s)            Except as described or incorporated by reference in the Disclosure Package and except as would not, singly or in the aggregate, result in a material adverse effect, (i) (A) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by  them), equipment or technology (“IT Systems and Data”), other than any such breach, attack or compromise that was resolved without material cost, liability or the duty to notify any person and (B) the Company and its subsidiaries have not been notified of any, and to the actual knowledge of an officer of the Company (as determined as of the date hereof) there is no, event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, (ii) neither the Company nor any of its subsidiaries is in violation of any applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or any contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

The above representations and warranties shall not apply to any statements or omissions made in the Registration Statement, the Prospectus and the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

Each time the Registration Statement shall be amended by the filing of a post effective amendment with the Commission, or the Company files a Form 10-K or Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated by reference into the Prospectus, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing, or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of PricewaterhouseCoopers LLP, independent auditors, in substantially the form previously delivered under Section II(d), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

VI.

The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Company Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by the Agents through the Purchasing Agent to the Company expressly for use in the Registration Statement, the Prospectus or any Company Free Writing Prospectus or any amendment or supplement thereto.

Each Agent severally agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the Company’s and such persons’ officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Company Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus or any Company Free Writing Prospectus or any amendment or supplement thereto entitled “Supplemental Plan of Distribution” in reliance on and in conformity with written information furnished to the Company by such Agent through the Purchasing Agent expressly for use therein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnifying the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this fourth paragraph of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this fourth paragraph of Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this fourth paragraph of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this fourth paragraph of Section VI, no Agent shall be required to contribute any amount in excess of any Concession received by it and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this fourth paragraph of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company and you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Notes.

VII.

Except as provided in Section IV hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

VIII.

This Agreement shall be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Notes to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Notes that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if there shall have occurred any:

(A)            change in the long-term debt of the Company or any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement to the Prospectus filed after the execution of a Terms Agreement and at or prior to the related Settlement Date) or the Disclosure Package, the effect of which is, in the judgment of the Purchasing Agent or such requesting Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

(B)            downgrading in the rating of the Company’s debt securities (including the Notes) by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; or

(C)            banking moratorium declared by Federal or New York authorities, or the authorities of any country in whose currency any Notes are denominated under the applicable Terms Agreement; or

(D)            any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States or any country in whose currency any Notes are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such attack, outbreak, escalation, act, material adverse change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes;

(E)             action by any governmental authority or any change, or any development involving a prospective change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the judgment of the Purchasing Agent or such requesting Agent to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

(F)            a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any suspension of trading of the Company’s securities on any exchange or in the over-the-counter market which makes it impracticable or inadvisable in the judgment of the Purchasing Agent or such requesting Agent to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes.

If this Agreement is terminated, the last sentence of the penultimate paragraph of Section IV(a), Section III(c), (e) and (f), Section VI, and the first paragraph of Section XIII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), Section IV(b) and (d) shall also survive until time of delivery.

IX.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at 2120 West End Avenue, Nashville, Tennessee 37203-0001, telecopier number 615-341-8587, marked for the attention of the Secretary. All such notices shall be effective on receipt.

X.

This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement shall not be assignable by any party without the prior written consent of the parties except that any Agent may assign this Agreement to an affiliated broker-dealer.

The Company acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

XI.

In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

(b)            For purposes of this Section 14: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

XII.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XIII.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

XIV.

The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement as originally filed and all amendments thereto, the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectus; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus of each amendment thereto, of the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectuses; (v) the reasonable fees and disbursements of Mayer Brown LLP, counsel for the Agents (including “Blue Sky” fees and disbursements); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Notes.

XV.

This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument. Delivery of this executed Agreement and any Terms Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
	Name:	Derek R. Jacobs
	Title:	Treasurer

Confirmed and accepted

as of the date first above written:

INSPEREX LLC		FIDELITY CAPITAL MARKETS
a division of National Financial Services LLC

By:		By:
	Name:	Name:
	Title:	Title:

BOFA SECURITIES, INC.		MORGAN STANLEY & CO. LLC

By:		By:
	Name:	Name:
	Title:	Title:

CITIGROUP GLOBAL MARKETS INC.		WELLS FARGO CLEARING SERVICES, LLC

By:
	Name:	By:
	Title:	Name:
Title:

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